UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2009 (June 11, 2009)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On June 11, 2009, certain subsidiaries of Fortress Investment Group LLC (“the Company”) executed a Fourth Amendment to the Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A., ING Capital LLC and JPMorgan Chase Bank, N.A.

The Amendment, among other things, (i) allows the borrower to repurchase outstanding loans made under the Credit Agreement subject to certain conditions, (ii) permits the general partner of a Fortress Fund to make investments in Fortress Funds in any amount it deems appropriate, provided that investments in Fortress Funds created after June 11, 2009 in excess of 1.5% of such Fund’s aggregate called capital may not be deducted from Free Cash Flow (as defined in the Credit Agreement), (iii) excludes Managed Accounts (as defined in the Credit Agreement) from the definition of Material Fortress Funds, (iv) expands the definition of “Permitted Fund Termination” to include the termination, dissolution, liquidation or windup of a Fortress Fund either (a) after the last asset or investment is sold in the ordinary course of business or (b) after the date of dissolution as stated in the applicable fund document, and (v) revises the financial covenants by (a) modifies the definition of Free Cash Flow and reduces the percentage of Free Cash Flow that must be applied to prepay outstanding term loans from 75% to 50% if, on the applicable measurement dates, the amount of outstanding commitments and loans does not exceed $315 million, the amount of outstanding loans does not exceed $300 million and the Consolidated Leverage Ratio (as calculated according to the terms of the Credit Agreement) does not exceed 2.0 to 1.0, and (b) increasing the amount of restricted payments that can be made, with such increase specified according to formulas set forth in the Credit Agreement.

The administrative agent, syndication agent, certain of the other lenders under the Credit Agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company and its subsidiaries and affiliates, for which they have received or will receive fees and reimbursement of expenses.

The foregoing description of the terms of the Credit Agreement is not complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to the Third Amended and Restated Credit Agreement, dated June 11, 2009, among FIG LLC, a Delaware limited liability company, certain subsidiaries and affiliates of the borrower, as guarantors, Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A., ING Capital LLC and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/s/ Daniel N. Bass
Daniel N. Bass
Chief Financial Officer

Date: June 17, 2009

EXHIBIT INDEX

Number	Description
10.1	Fourth Amendment to the Third Amended and Restated Credit Agreement, dated June 11, 2009, among FIG LLC, a Delaware limited liability company, certain subsidiaries and affiliates of the borrower, as guarantors, Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A., ING Capital LLC and JPMorgan Chase Bank, N.A.

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